Exhibit 10.1

THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE (this “Amendment”) is dated as of August 4, 2014, and is entered into by and between Zappettini Investment Company, a California general partnership (“Lessor”), and Iridex Corporation (“Lessee”).

RECITALS

A.Lessor and Lessee previously entered into that certain Lease dated as of December 6, 1996 (the “Original Lease”), with respect to the premises commonly known as 1212 Terra Bella Avenue, in the City of Mountain View, California, which includes a building consisting of approximately 37,166 square feet of space and a parcel or parcels containing approximately 2.69 acres of land (collectively, the “Premises”).  The Original Lease was amended Pursuant to a Lease Amendment and Extension dated as of September 15, 2003 (the “First Amendment”),  and a Second Lease Amendment and Extension dated as of December 22, 2008 (the “Second Amendment”).  The Original Lease, as amended by the First Amendment and the Second Amendment collectively are referred to as the “Lease.”  Capitalized terms used but not defined in this Amendment have the meaning given to such terms in the Lease.

B.Pursuant to the Lease, Lessor granted Lessee various options to renew the term of the Lease. Lessee has exercised such options and the term of the Lease currently is scheduled to expire on February 28, 2015. Lessor and Lessee desire to now extend the term of the Lease on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the above promises and mutual covenants, conditions and provisions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Extension of Lease Term. The term of the Lease is hereby extended until February 28, 2017.  Lessee and Lessor acknowledge that Lessee has no remaining options to extend or renew the term of the Lease.

2.Base Monthly Rent.  For the period commencing on March 1, 2015 and continuing through December 31, 2015, on or before the first day of each month Lessee shall pay to Lessor, without notice or demand, monthly rent in the amount of $63,182.20, without any setoff or deduction whatsoever, except as expressly set forth in the Lease.  For the period commencing on January 1, 2016 and continuing through February 28, 2017, on or before the first day of each month Lessee shall pay to Lessor, without notice or demand, monthly rent in the amount of $75,075.32, without any setoff or deduction whatsoever, except as expressly set forth in the Lease.  In addition to paying such base rent, Lessee also shall pay or reimburse Lessor for insurance, taxes, common area maintenance, and other charges payable by Lessee in accordance with the terms and conditions of the Lease.

3.As-Is.  Lessee accepts the Premises from Lessor in its “as is”, “where is” condition, and Lessee approves and accepts the Premises in such condition.  Lessor shall have no obligation to perform or install or contribute toward the cost of any improvements to the Premises.  Similarly, Lessor acknowledges that Lessee will have no obligation to remove any improvements currently located in the Premises at the expiration of the term of the Lease (as extended by this Amendment), provided that Lessee shall maintain such improvements through the expiration of the term of the Lease in the condition required by the Lease.  For purposes of Section 1938 of the California Civil Code, Lessor hereby discloses to Lessee, and Lessee hereby acknowledges, that the Premises have not undergone inspection by a Certified Access Specialist (CASp).

4.Waiver of Energy Disclosure Rules.  Lessee acknowledges and agrees that (a) pursuant to Section 25402.10 of the California Public Resources Code and its implementing regulations, prior to entering into a lease of premises  consisting of an entire building, the lessor may be required to make certain disclosures to the lessee relating to the consumption of energy at such premises (the “Energy Disclosure Rules”), (b) it is unclear whether the Energy Disclosure Rules apply to the extension of the term of an existing lease, (c) Lessee has occupied the Premises since approximately 1997 and is familiar with and has all the information it requires regarding the energy consumption of the Premises, including how such consumption compares to the consumption of electricity at other buildings, and (d) Lessor’s disclosure of energy consumption at the Premises therefore will serve no useful purpose.  As additional consideration for the extension of the term of the Lease, to the extent that the Energy Disclosure Rules apply to this Amendment and the transactions contemplated hereby, Lessee hereby waives all claims against Lessor arising from the “Energy Star” profile of the Premises and/or the Energy Disclosure Rules and requirements relating thereto, including any failure by Lessor to make such disclosures as and when required by applicable law or to otherwise comply with the Energy Disclosure Rules.

5.Other Terms & Conditions. Except as expressly amended by this Amendment, all other terms and conditions of the Lease shall remain in full force and effect.

[SIGNATURES FOLLOW ON NEXT PAGE]

IN WITNESS WHEREOF, the partied hereto have signed this First Amendment to Lease as of the day and year first above written.

LESSOR:	LESSEE:

Zappettini Investment Company, a

California general partnership

By: W.A. Zappettini Group, Inc., a

        California corporation

       By:/s/ JOHN J. ZAPPETTINI

             John J. Zappettini

             President

Its:  Managing General Partner

By: R&T Nursery, Inc. a

       California corporation

       By:/s/ WILLIAM P. ZAPPETTINI

             William P. Zappettini

              President

Its:  Managing General Partner

By: McKee Development Company Investors, LLC, a California limited liability company

      By: /s/ GEORGE M. MCKEE

            George M. McKee

       Its Managing Member

Iridex Corporation By:/s/ JAMES H. MACKANESS Name: James H. Mackaness Title: CFO/COO